UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 5, 2006

REGENT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-15392	31-1492857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio 45202
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (513) 651-1190
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
Item 5.02 Departure of Directors
Item 8.01 Other Events
On August 5, 2006, Regent Communications, Inc. (the “Company”) entered into an agreement to repurchase 2,491,554 shares of its common stock, par value $0.01 per share, and a warrant to purchase up to 650,000 shares of the Company’s common stock exercisable at $5.00 per share, held by Waller-Sutton Media Partners, L.P. (the “Partnership”) for an aggregate price of $12,084,036. A copy of the Securities Repurchase Agreement (the “Agreement”) between the Company and the Partnership is filed herewith as Exhibit 99.1.
As required by the Agreement, the two representatives of the Partnership serving on the Company’s Board of Directors, William H. Ingram and Andrew J. Armstrong, Jr., have resigned effective August 5, 2006. Concomitantly with their resignations, the two representatives have surrendered jointly 45,000 fully vested stock options to purchase Regent Communications, Inc. common stock and, as a result of their resignations, 10,000 nonvested restricted shares of Regent Communications, Inc. common stock were forfeited by the representatives.
Item 9.01 Exhibits
(d) Exhibits.
99.1	Securities Repurchase Agreement Between Regent Communications, Inc. and Waller-Sutton Media Partners, L.P. dated August 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2006	REGENT COMMUNICATIONS, INC.

	By:	/s/ Anthony A. Vasconcellos

Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer